Integrated Electrical Services, Inc.

Corporate Overview

October 2012

Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. Such statements can generally be identified by the use of forward-looking terminology such as "could," "believe," "anticipate," "intend," "estimate," "expect," "project," "may," "will," "should," "plan," "predict," "potential," "foresee," "goal," "pursue," "target," "continue," "suggest" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Investors are cautioned that any such forward-looking statements are not guarantees of future performance. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder's decision to pursue a disposition of its interest in the company; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners; inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the physical hazards associated with the Company's work; difficulty in reducing costs to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and operations of back office functions; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K/A for the year ended September 30, 2011, quarterly report on Form 10-Q for the quarter ended March 31, 2012 and quarterly report on Form 10-Q for the quarter ended June 30, 2012 could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this document.

Forward-looking statements are provided in this document pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

Founded in 1997, IES has evolved into an infrastructure services business with three operating divisions

IES at a glance…

- Proven, results-oriented management team with operational, public company and acquisition expertise
- 2,500+ employees
- $472 million in revenue over the last twelve months
- $28 million of cash on balance sheet as of 6/30/12
- 50+ branch locations across the U.S.
- $435 million Federal NOL Carryforwards
- Potential acquisitions are expected to provide additional profitable growth and diversification
- Publically traded on NASDAQ under the symbol "IESC"
- Executive HQ: Greenwich, CT



Communication



Commercial & Industrial



Residential

IES

Our transformation has IES well-positioned for growth

1997-2011

- Consolidation of over 100 electrical contractors
- Multiple pursuits to take advantage of scale and operational efficiencies
- Ultimately, strategy impaired divisions ability to effectively service their specific markets

Our transformation since mid-2011

Back to our core expertise

- Data center and mission critical services for Fortune 500 customers, including some of the world's largest technology companies
- Residential installation capabilities with ability to scale with housing cycle
- Niche expertise in local commercial markets and specialized industrial markets (transmission)
- Corporate cost reductions & reallocation of resources from corporate to divisional management

Focus on service & recurring revenue

- Significant Communications revenue generated from repeat customers, some of which use IES as a go-to provider for major projects ($25mm+)
- Commercial & Industrial division anticipates significant growth in maintenance and service work in FY2013
- Backlog of ~$229mm at 6/30/12, a $49mm increase from 3/31/12

Financial objectives redefined

- Redefined key incentives
- Short-term path to profitability, risk-adjusted returns on capital and free cash flow generation
- Disciplined approach towards revenue growth

Ownership mindset

- Integrity and safety
- Focus on the customer
- Consistent operational discipline and improvement
- Long-term focus on financial outperformance

IES

Today IES has a balanced portfolio of services to address our customers diverse sets of demands

Commercial & Industrial

Provider of electrical design, construction, and maintenance services to the commercial and industrial markets, including the power infrastructure market



Services
Industrial Projects
Commercial Projects
Mission Critical & Data Centers
New Construction
Service / Solar

Communications

Nationwide provider of products and services for mission critical infrastructure, such as data centers, of large corporations

Residential

Regional provider of electrical installation services for single-family housing and multi-family apartment complexes

IES

Our nationwide platform allows IES to service the US' wide ranging electrical infrastructure needs



Communications Residential Commercial & Industrial

IES

Favorable electrical infrastructure dynamics should continue to drive our markets

Large and Growing Market with Numerous Favorable Trends

- Cloud computing and healthcare driving data center activity. Microsoft estimates that annual global data center construction spending will grow to $78 billion by 2020 from $50 billion
- 83% of colocation provider respondents and 60% of corporate and public entity respondents to a February 2012 Mortenson Construction study expect to make mission critical investments in the next 12-24 months
- According to the American Society of Civil Engineers, aging electrical infrastructure requires $673 billion of investment by 2020 to ensure reliability
- According to a 2006 study by Oliver Wyman, the supply of qualified electricians is constrained by an aging workforce. In the U.S., more than 50% of the utility workforce is reportedly 45 years old or older

Residential Electrical Investments

- Distributed electrical investment affecting the residential market (solar, electric cars)

Smart Grid Innovations

- Convergence of technology and electricity through smart grid innovations

Demand for Scalable Platforms

- Several regional and niche service leaders would benefit from joining IES' large scale platform

IES

We expect to benefit from projected increases in residential and non-residential permits as well as continued data center growth

Residential Revenue Compared to U.S. Building Permits

- Our Residential segment has closely followed U.S. single family building permits for the past decade



2,500
2,000
1,500
1,000
500
0
Total Building Permits (units in 000s)
$400
$350
$300
$250
$200
$150
$100
$50
$0
Revenue ($ in millions)
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012E
2013E
2014E
2015E
U.S. Building Permits
IES Residential Revenue

Source: U.S. Census Bureau and McGraw-Hill Construction Market Forecast

Communications Revenue Compared to Data Center Usable SQFT(1)

- Our Communications segment has outpaced data center construction growth over the past three years



210
190
170
150
130
110
90
70
50
Usable SQFT (millions)
$90
$85
$80
$75
$70
$65
$60
$55
$50
Revenue ($ in millions)
2009
2010
2011
2012E
2013E
2014E
2015E
Data Center Market Size (sqft)
IES Communications Revenue

(1) Usable square footage (USF) is defined as raised floor space that can be rented for data center infrastructure

Source: Frost & Sullivan, Data Center Market Update, 2012

IES

Executing our transformation strategy has improved our operating results

Summary Income Statement and Balance Sheet Data (Unaudited)[(1)]

($ millions)	Nine Months Ending June 30,		Variance	
	2011	2012	$	%
Revenue	$295.2	$332.0	$36.8	12.5%
Gross Profit	30.6	41.1	10.5	34.3%
% Margin	10.4%	12.4%		
Selling, general and administrative expenses	42.5	41.8	(0.7)	-1.6%
Operating Income	($11.9)	($0.7)	$11.2	nm
% Margin	-4.0%	-0.2%		
Adjusted EBITDA[(2)]	($7.4)	$3.4	$10.8	nm
% Margin	-2.5%	1.0%		
Adjusted Income (loss) per basic and diluted share[(2)]	($1.03)	$0.01	$1.04	nm
Select Balance Sheet Data:				
Cash and cash equivalents (including restricted cash)	$23.0	$28.2	$5.1	22.3%
Working Capital	48.7	25.0	(23.7)	-48.7%
Total Debt	10.6	11.2	0.6	5.7%

(1) Income Statement items exclude wind-down operations, gain on asset dispositions, and asset impairment charges

(2) Please see the Appendix and Form 8-K filed on August 13, 2012 for a reconciliation of the non-GAAP financial measures presented above

IES

Opportunity for continued cash flow improvement and margin expansion relative to our peer group(1)

Operating Income Margin(2)



5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
Operating Income Margin
Peer Group Median
IESC

Cash Flow from Operations less Capital Expenditures as % of Revenue



1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
CFO less Capex (% of Sales)
Peer Group Median
IESC

(1) Peer Group as disclosed in 10-K/A filing; consists of: Mastec, Inc., Willbros Group, Inc., Comfort Systems USA Inc., Dycom Industries, Inc., Matrix Service Company, Pike Electric Corp., Insituform Technologies, Powell Industries, MYR Group, Inc., Team, Inc., Primoris Services Corp., Englobal Corp. and Furmanite Corp.

(2) IES Operating Income Margin excludes litigation settlement, wind-down operations, gain on asset dispositions, and asset impairment charges; Operating Income Margins of Peer Group may not be comparable

Source: Company filings and CapitalIQ; financials are presented on a Last Twelve Months ("LTM") basis

Key IES takeaways

Diverse Platform	IES' platform includes a portfolio of leading infrastructure services
Outstanding Reputation	Strong reputation for high quality mission critical services for Fortune 500 customers, including some of the world's largest technology companies
Niche Market Leadership	Niche market leadership within commercial and industrial markets (Midwest transmission)
Residential Division Scalability	A scalable, market leading residential division with growth opportunities outside of the construction cycle
Service Opportunities	Service/recurring revenue improvement
Strong Management Team	Experienced and proven management team at corporate and division levels
Stable Financials	Solid and efficient capital structure with strong backlog visibility

Appendix

Non-GAAP reconciliation of Adjusted EBITDA

Adjusted EBITDA				
($ millions)	Nine Months Ending June 30,		Variance	
	2011	2012	$	%
Net loss	($25.8)	($10.3)	$15.5	nm
Interest expense, net	1.7	1.6	(0.1)	-5.9%
Provision (benefit) for income taxes	0.1	0.3	0.2	200.0%
Depreciation and amortization	5.0	1.6	(3.4)	-68.0%
EBITDA	($19.0)	($6.8)	$12.2	nm
Asset impairment	3.6	-	(3.6)	-100.0%
Loss (gain) on asset sales	(6.7)	(0.1)	6.6	nm
Non-cash equity compensation expense	0.7	0.5	(0.2)	-28.6%
Severance	1.9	0.4	(1.5)	-78.9%
Litigation settlement	-	1.5	1.5	nm
Wind-down costs:				
2011 Restructuring Plan	1.7	1.0	(0.7)	-41.2%
Additional exited locations - C&I	1.0	3.0	2.0	200.0%
Additional exited locations - Communication	1.2	0.7	(0.5)	-41.7%
C&I wind-down operations	11.1	3.2	(7.9)	-71.2%
Centerpoint reserve (recovery)	(2.9)	-	2.9	-100.0%
Subtotal wind-down costs	12.1	7.9	(4.2)	-34.7%
Adjusted EBITDA	($7.4)	$3.4	$10.8	nm

IES

Non-GAAP reconciliation of Adjusted Net Income

Adjusted Net Income				
($ millions)	Nine Months Ending June 30,		Variance	
	2011	2012	$	%
Net loss	($25.8)	($10.3)	$15.5	nm
Loss (gain) on asset sales	(3.1)	(0.1)	3.0	nm
Accelerated amortization	2.2	-	(2.2)	-100.0%
2011 Restructuring Plan	1.7	1.0	(0.7)	-41.2%
Additional exited locations - C&I	1.0	2.5	1.5	150.0%
Additional exited locations - Communications	1.2	1.5	0.3	25.0%
C&I wind-down operations	11.1	3.2	(7.9)	-71.2%
Litigation settlement	-	1.5	1.5	nm
Centerpoint reserve (recovery)	(2.9)	-	2.9	-100.0%
Non-cash equity compensation	0.7	0.5	(0.2)	-28.6%
Severance	1.9	0.4	(1.5)	-78.9%
Adjusted net income (loss)	($12.0)	$0.2	$14.1	nm
Adjusted Income (loss) per basic and diluted share	($1.03)	$0.01	$1.04	nm
Shares used in the computation of basic and diluted loss per share	14,472,441	14,616,513		

IES